UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2010

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 9, 2009, Kansas City Southern de Mexico, S.A. de C.V. ("KCSM"), a wholly-owned subsidiary of Kansas City Southern ("KCS"), was notified of a lawsuit filed by Minera México, a subsidiary of Grupo México, S.A.B. de C.V. and an affiliate of Ferrocarril Mexicano, S.A. de C.V. ("Ferromex"), against the Federal Government of Mexico, The Ministry of Communications and Transportation ("SCT"), KCSM, Nafta Rail, S.A. de C.V. ("Nafta Rail"), and KCS. The lawsuit claims that after the privatization bidding process for the acquisition of a majority interest in Ferrocarril del Noreste, S.A. de C.V. (now KCSM) had concluded in 1997, and the bidding was awarded to Transportación Ferroviaria Mexicana, S. de R.L. de C.V. and the relevant stock purchase agreement was signed, the defendants improperly amended the stock purchase agreement and the payment terms set forth therein. According to the lawsuit, the Mexican Federal government, the SCT, KCSM, Nafta Rail and KCS purportedly violated a variety of the rules and regulations associated with the privatization bidding process. As a result of these alleged improprieties, Minera México claims the acquisition of Ferrocarril del Noreste, S.A. de C.V. by KCS should be declared null and void and, consequently, the capital stock of Ferrocarril del Noreste, S.A. de C.V. should be returned to the Federal Government of Mexico and Minera México, as the second place bidder in the bidding process, should be awarded the right to purchase the capital stock of Ferrocarril del Noreste, S.A. de C.V.

KCSM has reviewed these claims with external legal counsel and believes that the lawsuit is totally without merit. KCSM denies that there were any improprieties in connection with the acquisition and intends to vigorously defend itself against these claims. KCSM is confident that it acted within the prescribed rules and regulations governing the bidding process. On December 22, 2009, KCSM filed its answer to these claims and raised numerous significant substantive and procedural defenses to the claims. The SCT also raised similar substantive and procedural defenses in its recently filed answer to this lawsuit. KCS believes that the final resolution of these claims will not have any material impact on KCS's or KCSM’s results of operations, financial position or cash flows.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

January 7, 2010	By:	/s/ Michael W. Upchurch

Name: Michael W. Upchurch
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)